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                                                                    EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated December 15, 1999, except for Notes 7 and 11, which are dated as of January 24, 2000, relating to the financial statements of TIBCO Software Inc., which appears in the 1999 Annual Report on Form 10-K for the year ended November 30, 1999. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 16, 2000, relating to the financial statements of Extensibility, Inc., which appears in TIBCO Software Inc.'s Form 8-K/A dated November 17, 2000.



/s/ PricewaterhouseCoopers LLP
San Jose, California
December 22, 2000